Exhibit 99.1

JMP Group Reports Third Quarter 2015 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 23, 2015--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and nine months ended September 30, 2015.

  Operating net income was $1.3 million, or $0.06 per diluted share, a decrease of 63.5% from $3.4 million, or $0.15 per share, for the third quarter of 2014. For the nine months ended September 30, 2015, operating net income was $11.2 million, or $0.50 per share, a decrease of 5.2% from $11.9 million, or $0.52 per share, for the nine months ended September 30, 2014. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $27.1 million, a decrease of 31.8% from $39.7 million for the third quarter of 2014. For the nine months ended September 30, 2015, adjusted net revenues were $102.9 million, a decrease of 22.9% from $133.5 million for the nine months ended September 30, 2014. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”
  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $3.0 million, or $0.14 per diluted share, compared to net income of $1.5 million, or $0.06 per share, for the third quarter of 2014. For the nine months ended September 30, 2015, GAAP net income was $0.9 million, or $0.04 per share, compared to $8.7 million, or $0.37 per share, for the nine months ended September 30, 2014.
  Total net revenues on a GAAP basis were $28.1 million and $109.5 million for the quarter and nine months ended September 30, 2015, respectively, compared to $33.7 million and $128.9 million for the quarter and nine months ended September 30, 2014, respectively.

“Our third quarter results were disappointing but not entirely unexpected, given the sharp selloff in smaller-cap U.S. equities during the latter half of the period, which hurt our investment banking business and led to modest losses on net invested capital in our funds, versus our expectation of more normalized returns,” said Chairman and Chief Executive Officer Joe Jolson. “For the quarter, our taxable operating subsidiaries produced all of our operating earnings, while our net corporate income—net investment income less corporate costs—was break-even. Our operating return on equity was under 4% for the quarter but was nearly 12% for the latest twelve months.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $18.0 million, a decrease of 23.6% from $23.5 million for the third quarter of 2014. The broker-dealer segment’s operating margin on adjusted net revenues was 4.9%, compared to 14.5% for the third quarter of 2014.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $6.2 million decreased 42.0% from $10.7 million for the third quarter of 2014. JMP Group lost 0.7% on its capital invested in hedge funds managed by Harvest Capital Strategies for the quarter, compared to declines of 5.9% and 11.9% for the HFR Equity Hedge (Total) and the Russell 2000 indices, respectively.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues totaled $1.4 million, an increase of 13.5% from $1.2 million for the third quarter of 2014.

A summary of JMP Group’s operating net income per share by segment for the quarter and nine months ended September 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
($ as shown)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Broker-dealer	$0.02	$0.13	$0.09	$0.28	$0.40
Asset management	0.03	0.00	0.04	0.04	0.06
Corporate credit management	0.01	0.01	0.00	0.03	0.02
Operating platform EPS	0.06	0.14	0.13	0.35	0.48
Net corporate income	(0.00)	0.07	0.02	0.15	0.04
Operating EPS (diluted)	$0.06	$0.22	$0.15	$0.50	$0.52
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $11.9 million, a decrease of 30.2% from $17.1 million for the third quarter of 2014. For the nine months ended September 30, 2015, investment banking revenues were $53.9 million, a decrease of 17.2% from $65.2 million for the nine months ended September 30, 2014.

A summary of the company’s investment banking revenues and transaction counts for the quarter and nine months ended September 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended						Nine Months Ended
	Sept. 30, 2015		June 30, 2015		Sept. 30, 2014		Sept. 30, 2015		Sept. 30, 2014
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	11	$9,876	27	$14,933	26	$9,834	72	$41,404	93	$44,072
Debt and convertible securities	3	190	6	3,502	4	470	14	4,549	15	3,131
Private capital markets and other	-	290	-	75	1	125	1	911	2	1,148
Strategic advisory	3	1,562	2	2,821	4	6,634	9	7,079	15	16,826
Total	17	$11,918	35	$21,331	35	$17,063	96	$53,943	125	$65,177

Brokerage

Net brokerage revenues were $6.0 million, a decrease of 6.3% from $6.5 million for the third quarter of 2014. For the nine months ended September 30, 2015, net brokerage revenues were $18.5 million, a decrease of 5.5% from $19.6 million for the nine months ended September 30, 2014.

Asset Management

Asset management-related fee revenues were $6.1 million, a decrease of 42.8% from $10.6 million for the third quarter of 2014. For the nine months ended September 30, 2015, asset management-related fee revenues were $15.2 million, a decrease of 52.0% from $31.7 million for the nine months ended September 30, 2014, when incentive fees totaled $20.1 million, compared to $4.4 million for the same period in 2015. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at September 30, 2015, totaled $2.3 billion, including $1.1 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and $1.2 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.0 billion at June 30, 2015, and $2.2 billion at September 30, 2014. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.8 billion at September 30, 2015.

At September 30, 2015, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 67.0% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $1.4 million, compared to $4.3 million for the third quarter of 2014. For the nine months ended September 30, 2015, principal transactions generated a net realized and unrealized gain of $5.2 million, compared to $1.7 million for the nine months ended September 30, 2014. For more information about principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

The net return on invested capital managed by JMP Credit Advisors was 4.5%, compared to 5.6% for the third quarter of 2014.

At September 30, 2015, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $13.5 million, or 1.3% of gross performing loans outstanding at JMP Credit. At September 30, 2014, such discounts and reserves equaled $11.4 million, or 1.2% of gross performing loans outstanding. There were no impaired loans at the end of either period.

The net loan loss provision for the quarter was $0.6 million, and at September 30, 2015, general loan loss reserves equaled 0.4% of gross performing loans at JMP Credit.

Net Interest Income

Net interest income was $5.2 million and $16.1 million for the quarter and nine months ended September 30, 2015, respectively, compared to $4.4 million and $11.9 million for the quarter and nine months ended September 30, 2014, respectively.

Expenses

Compensation and Benefits

Compensation and benefits expense was $21.9 million, compared to $28.3 million for the third quarter of 2014. With regard to annually awarded compensation, a concept which excludes amortization expense from share-based awards but accelerates and recognizes the cost of net deferred compensation related to the period, compensation and benefits expense was 70.3% of adjusted net revenues, compared to 68.7% for the third quarter of 2014. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 67.8%, compared to 62.7% for the third quarter of 2014.

For the nine months ended September 30, 2015, compensation and benefits expense was $76.5 million, compared to $97.7 million for the nine months ended September 30, 2014. With regard to annually awarded compensation, compensation and benefits expense was 66.3% of adjusted net revenues, compared to 70.5% for the nine months ended September 30, 2014. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 65.6%, compared to 64.5% for the nine months ended September 30, 2014.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.7 million, compared to $7.0 million for the third quarter of 2014. For the nine months ended September 30, 2015, non-compensation expense was $22.9 million, compared to $20.7 million for the nine months ended September 30, 2014.

Book Value per Share

At September 30, 2015, JMP Group’s book value per share was $6.19, as set forth below.

(in thousands, except per share amounts)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014

Shareholders' equity	$131,373	$136,144	$136,687

Book value per share	$6.19	$6.41	$6.32

Basic shares outstanding	21,211	21,241	21,619

Quarterly operating ROE (1)	3.8%	14.6%	10.2%
LTM operating ROE (1)	11.8%	13.4%	12.1%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”

Share Repurchase Activity

During the quarter ended September 30, 2015, JMP Group repurchased 49,935 shares of its common stock at an aggregate price of $0.3 million, or $6.25 per share. At quarter-end, 534,093 shares remained eligible for repurchase under the company's existing repurchase authorization.

Personnel

At September 30, 2015, the company had 245 full-time employees, compared to 235 at June 30, 2015, and 233 at September 30, 2014.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Growth Capital II (prior to the early adoption of a new GAAP consolidation standard as of January 1, 2015), (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) reverses net unrealized gains or losses on strategic equity investments and warrants, (iv) excludes non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II (prior to the early adoption of a new GAAP consolidation standard as of January 1, 2015), (v) excludes non-controlling interests in other sources of revenue that are consolidated according to GAAP, and (vi) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and, as a result of its ownership, JMP Group consolidated the two funds and eliminated the fees in consolidation until adopting an amended GAAP standard as of January 1, 2015; presenting these fees in prior periods as though Harvest Growth Capital and Harvest Growth Capital II were deconsolidated presented the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; JMP Group consolidated the two funds under GAAP until January 1, 2015, when an amended GAAP standard no longer required consolidation; in prior periods, unrealized gains and losses that did not accrue to the company were reversed; and
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and nine months ended September 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Revenues:
Non-interest revenues	$23,501	$34,499	$30,294	$93,518	$118,633
Net interest income	5,152	5,415	4,359	16,056	11,907
Loan loss (provision)/credit	(563)	545	(956)	(75)	(1,665)
Total net revenues	28,090	40,459	33,697	109,499	128,875

Add back/(subtract):
General loan loss provision – collateralized loan obligations	327	124	913	542	1,838
Net unrealized loss on strategic equity investments and warrants	1,479	190	1,392	648	1,494
Non-controlling interests – Harvest Growth Capital funds	-	-	4,642	-	3,704
Non-controlling interests – other revenues	(2,539)	(2,500)	(626)	(7,657)	(1,393)
Unrealized mark-to-market (gain)/loss – deferred compensation	(292)	7	(332)	(90)	(1,057)

Adjusted net revenues	$27,065	$38,280	$39,686	$102,942	$133,461

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, until January 1, 2015, JMP Group consolidated Harvest Growth Capital and Harvest Growth Capital II in accordance with GAAP; for prior periods, asset management fees generated by the two funds were included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and nine months ended September 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Base management fees:
Fees reported as asset management fees	$4,131	$3,419	$3,470	$11,260	$9,618
Fees earned at Harvest Growth Capital and Harvest Growth Capital II	-	-	281	-	1,026
Less: Non-controlling interest in HCAP Advisors	(350)	(319)	(239)	(969)	(645)
Total base management fees	3,781	3,100	3,512	10,291	9,999

Incentive fees:
Fees reported as asset management fees	2,832	1,302	6,160	5,087	20,415
Less: Non-controlling interest in HCAP Advisors	(267)	(250)	(264)	(712)	(326)
Total incentive fees	2,565	1,052	5,896	4,375	20,089

Other fee income:
Total fundraising and other fees	(279)	62	1,192	524	1,563

Asset management-related fee revenues	$6,067	$4,214	$10,600	$15,190	$31,651

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that reverses net unrealized gains and losses on (i) strategic equity investments and warrants and (ii) investments related to deferred compensation, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter and nine months ended September 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Hedge fund investments	($238)	$618	$1,784	$1,759	$5,747
Investment in Harvest Capital Credit Corporation	(1,479)	735	(1,273)	256	(1,417)
Investment in Harvest Growth Capital funds	(284)	264	(164)	(42)	(183)
Other principal investments	561	1,240	(272)	3,188	218
Principal transaction revenues before non-controlling interests	(1,440)	2,857	75	5,161	4,365

Non-controlling interests – Harvest Growth Capital funds	-	-	(4,351)	-	(2,646)
Total principal transaction revenues	(1,440)	2,857	(4,276)	5,161	1,719

Add back/(subtract):
Unrealized mark-to-market loss – Strategic equity investments and warrants	1,479	191	1,392	648	1,494
Unrealized mark-to-market (gain)/loss – net deferred compensation	(292)	7	(333)	(89)	(1,057)
Non-controlling interests – Harvest Growth Capital funds	-	-	4,351	-	2,646
Total operating adjustments	1,187	198	5,410	559	3,083
Total adjusted principal transaction revenues	($253)	$3,055	$1,134	$5,720	$4,802

Due to Harvest Capital Strategies’ role as the manager and managing member of Harvest Growth Capital and Harvest Growth Capital II, GAAP previously required that JMP Group consolidate the two venture capital funds, despite the company’s very limited ownership of each one. Following a recent amendment to GAAP standards regarding consolidation, JMP Group no longer consolidates the funds; the company elected to adopt the new standard early, as it is not required until 2016. In the table above, principal transaction revenues before non-controlling interests are presented so that all periods are comparable. Total principal transaction revenues, while not comparable across periods due to the recently revised accounting standards, reflect GAAP for each of the periods shown.

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with JMP Group’s strategic investments in new business initiatives. In addition, the company presents an adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter and six months ended June 30, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
($ in thousands)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Compensation Ratios

Adjusted net revenues	$27,065	$38,280	$39,686	$102,942	$133,461

Compensation and benefits	$21,949	$27,524	$28,315	$76,537	$97,670

Subtract/(add back):
Compensation expense – stock options and SARs	329	815	509	1,818	1,408
Compensation expense – RSUs	236	375	776	1,018	2,563
Compensation expense – net deferred compensation	1,802	1,670	(990)	4,540	(2,478)
Unrealized mark-to-market gain – deferred compensation	292	(7)	332	90	1,057
Compensation expense – non-controlling interest	253	262	431	782	1,081
Adjusted compensation and benefits	19,037	24,409	27,257	68,289	94,039

Subtract:
Compensation expense – strategic initiatives	-	-	500	-	1,610
Adjusted compensation and benefits, excluding strategic initiatives	$19,037	$24,409	$26,757	$68,289	$92,429

Adjusted ratio of compensation expense to revenues	70.3%	63.8%	68.7%	66.3%	70.5%

Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	70.3%	63.8%	67.4%	66.3%	69.3%

Compensation Ratios Excluding Hedge Fund Incentive Fees

Adjusted net revenues	$27,065	$38,280	$39,686	$102,942	$133,461

Subtract:
Compensation expense – hedge fund incentive fees	2,165	29	4,989	2,263	17,819
Adjusted net revenues, excluding hedge fund incentive fees	$24,900	$38,251	$34,697	$100,679	$115,642

Adjusted compensation and benefits, excluding strategic initiatives	$19,037	$24,409	$26,757	$68,289	$92,429

Subtract:
Compensation expense – hedge fund incentive fees	2,165	29	4,989	2,263	17,819
Adjusted compensation and benefits, excluding strategic initiatives and hedge fund incentive fees	$16,872	$24,380	$21,768	$66,026	$74,610

Adjusted ratio of compensation expense to revenues, excluding strategic initiatives and hedge fund incentive fees	67.8%	63.7%	62.7%	65.6%	64.5%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (iv) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and 2013 and reflected in operating net income for 2012 and 2013, though recognized as a GAAP expense in 2013, 2014 and 2015, less (b) compensation awarded at year-end 2013 and year-end 2014 and deferred into 2014, 2015 and 2016;
  the non-specific loan loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.
  A reconciliation of JMP Group’s net income to its operating net income for the quarter and nine months ended September 30, 2015, and for comparable prior periods is set forth below.
	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Net (loss)/income attributable to JMP Group	($2,991)	$5,826	$1,495	$943	$8,688

Add back:
Income tax (benefit)/expense	(343)	(2,864)	1,460	3,793	5,606
(Loss)/income before taxes	(3,334)	2,962	2,955	4,736	14,294

Add back/(subtract):
Compensation expense – stock options and SARs	329	815	509	1,818	1,408
Compensation expense – RSUs	236	375	776	1,018	2,563
Compensation expense – net deferred compensation	1,801	1,669	(991)	4,539	(2,479)
General loan loss provision – collateralized loan obligations	327	124	913	542	1,838
Unrealized mark-to-market loss – strategic equity investments and warrants	1,479	189	1,392	648	1,494
Operating income before taxes	838	6,134	5,554	13,301	19,118

Income tax (benefit)/expense	(420)	1,284	2,111	2,062	7,265
Operating net income	$1,258	$4,850	$3,443	$11,239	$11,853

Operating net income per share:
Basic	$0.06	$0.23	$0.16	$0.53	$0.55
Diluted (1)	$0.06	$0.22	$0.15	$0.50	$0.52

Weighted average shares outstanding:
Basic	21,241	21,233	21,686	21,230	21,739
Diluted (1)	22,665	22,540	23,093	22,438	22,843
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the nine months ended September 30, 2015, was 22,863,767; given that denominator, operating net income per diluted share would remain $0.49.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results. Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) excludes non-controlling interests in other sources of revenue that are consolidated according to GAAP, and (iv) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended September 30, 2015, is set forth below.

	Quarter Ended September 30, 2015
			Corporate		Net
	Broker-	Asset	Credit	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$11,918	-	-	$11,918	-	-	$11,918
Brokerage	6,046	-	-	6,046	-	-	6,046
Asset management-related fees	-	$6,212	$1,402	7,614	-	($1,547)	6,067
Principal transactions	-	-	-	-	($253)	-	(253)
Gain on sale and payoff of loans	-	-	-	-	145	-	145
Net dividend income	-	-	-	-	263	-	263
Net interest income	-	-	-	-	2,879	-	2,879
Provision for loan losses	-	-	-	-	-	-	-
Adjusted net revenues	17,964	6,212	1,402	25,578	3,034	(1,547)	27,065

Expenses:
Non-interest expense/(income)	17,091	5,285	1,015	23,391	4,383	(1,547)	26,227
Operating income before taxes	873	927	387	2,187	(1,349)	-	838

Income tax expense/(benefit)	332	352	147	831	(1,251)	-	(420)
Operating net income	$541	$575	$240	$1,356	($98)	-	$1,258

Operating net income per share:
Basic	$0.03	$0.03	$0.01	$0.06	($0.00)	-	$0.06
Diluted (1)	$0.02	$0.03	$0.01	$0.06	($0.00)	-	$0.06
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter was 21,241,149, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

A statement of JMP Group’s operating net income on a segment basis for the nine months ended September 30, 2015, is set forth below.

	Nine Months Ended September 30, 2015
			Corporate		Net
	Broker-	Asset	Credit	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$53,943	-	-	$53,943	-	-	$53,943
Brokerage	18,515	-	-	18,515	-	-	18,515
Asset management-related fees	-	$15,497	$4,150	19,647	($21)	($4,436)	15,190
Principal transactions (1)	1,135	-	-	1,135	4,585	-	5,720
Gain/(loss) on sale and payoff of loans	-	-	-	-	(1,054)	-	(1,054)
Net dividend income	-	-	-	-	709	-	709
Net interest income	-	-	-	-	9,221	-	9,221
Provision for loan losses	-	-	-	-	698	-	698
Adjusted net revenues	73,593	15,497	4,150	93,240	14,138	(4,436)	102,942

Expenses:
Non-interest expense/(income)	63,415	14,186	3,037	80,638	13,439	(4,436)	89,641
Operating income before taxes	10,178	1,311	1,113	12,602	699	-	13,301

Income tax expense/(benefit)	3,867	497	423	4,787	(2,725)	-	2,062
Operating net income	$6,311	$814	$690	$7,815	$3,424	-	$11,239

Operating net income per share:
Basic	$0.30	$0.04	$0.03	$0.37	$0.16	-	$0.53
Diluted (2)	$0.28	$0.04	$0.03	$0.35	$0.15	-	$0.50
(1)	Revenues of $1.1 million at broker-dealer segment represent net realized investment gain on the exercise of warrants related to investment banking activity.
(2)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the nine months ended September 30, 2015, was 22,863,767; given that denominator, operating net income per diluted share would remain $0.49.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2014, as filed with the U.S. Securities and Exchange Commission on March 13, 2015, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2014, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Friday, October 23, 2015. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 63202856.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is an investment banking and asset management firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund and other investment activities though Harvest Capital Strategies; the underwriting and management of investments in senior secured debt through JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company that finances small and midsized businesses, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Sept. 30, 2015	Dec. 31, 2014

Assets

Cash and cash equivalents	$62,582	$101,362
Restricted cash and deposits	76,432	67,102
Marketable securities owned, at fair value	34,712	29,466
Other investments	73,908	208,947
Loans held for investment, net of allowance for loan losses	2,566	1,997
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	986,309	1,038,848
Cash collateral posted for total return swap	25,000	-
Deferred tax assets	11,646	10,570
Other assets	41,679	57,900
Total assets	$1,314,834	$1,516,192

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$14,602	$15,048
Accrued compensation	24,054	54,739
Asset-backed securities issued	959,762	1,001,137
Bond payable	94,300	94,300
Deferred tax liability	19,969	19,161
Other liabilities	42,760	42,878
Total liabilities	1,155,447	1,227,263

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	131,373	132,597
Non-redeemable non-controlling interest	28,014	156,332
Total equity	159,387	288,929
Total liabilities and shareholders' equity	$1,314,834	$1,516,192

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Revenues:
Investment banking	$11,918	$17,063	$53,943	$65,177
Brokerage	6,046	6,455	18,515	19,585
Asset management fees	6,963	9,630	16,346	30,032
Principal transactions	(1,440)	(4,276)	5,161	1,719
Gain/(loss) on sale, payoff and mark-to-market of loans	30	(12)	(1,680)	(183)
Net dividend income	263	242	710	739
Other income	(279)	1,192	523	1,564
Non-interest revenues	23,501	30,294	93,518	118,633

Interest income	12,675	9,973	38,253	27,773
Interest expense	(7,523)	(5,614)	(22,197)	(15,866)
Net interest income	5,152	4,359	16,056	11,907

Provision for loan losses	(563)	(956)	(75)	(1,665)
Total net revenues	28,090	33,697	109,499	128,875

Non-interest expenses:
Compensation and benefits	21,949	28,315	76,537	97,670
Administration	1,719	1,901	5,704	5,383
Brokerage, clearing and exchange fees	842	772	2,454	2,515
Travel and business development	1,101	890	3,334	2,721
Communications and technology	964	970	2,916	2,860
Occupancy	945	846	2,719	2,522
Professional fees	1,252	1,157	3,266	3,233
Depreciation	390	235	831	689
Other	465	236	1,693	778
Total non-interest expense	29,627	35,322	99,454	118,371

Net income before income tax expense	(1,537)	(1,625)	10,045	10,504
Income tax expense/(benefit)	(343)	1,460	3,793	5,606
Net income	(1,194)	(3,085)	6,252	4,898
Less: Net income attributable to non-redeemable non-controlling interests	1,797	(4,580)	5,309	(3,790)
Net income attributable to JMP Group LLC	($2,991)	$1,495	$943	$8,688

Net income attributable to JMP Group LLC per share:
Basic	($0.14)	$0.07	$0.04	$0.38
Diluted	($0.14)	$0.06	$0.04	$0.37

Weighted average common shares outstanding:
Basic	21,241	21,686	21,230	21,739
Diluted	21,241	23,834	22,864	23,680

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415)-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com